Exhibit 99.1

NEW MEXICO FINANCIAL CORPORATION

This document is being furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors (“Board”) from holders of our common stock for use at the special meeting to be held on December 14, 2005, at 9:30 a.m. Mountain Standard Time, at the Ranchers Banks located at 620 W. Reinken Ave., Belen, New Mexico 87002. At the special meeting, holders of common stock will be asked to consider and vote upon the Agreement and Plan of Merger, dated as of September 2, 2005, by and among First State Bancorporation, New Mexico Financial Corporation and Ranchers Banks pursuant to which New Mexico Financial Corporation will merge with and into First State Bancorporation (the “Merger Agreement”).

Record Date; Quorum; Vote Required

Record Date. We have established the close of business on November 2, 2005, as the record date to determine the holders of our common stock entitled to notice of, and to vote at the special meeting. Only holders of record of our common stock at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, 9,783 shares of common stock were outstanding and entitled to vote at the special meeting. The common stock constitutes the only outstanding class of voting securities of New Mexico Financial Corporation (“Company”). Each share of our common stock is entitled to one vote on the matter presented. Votes may be cast at the special meeting in person or by proxy.

Quorum. The presence at the special meeting of the holders of a majority of shares of our common stock, either in person, or by proxy, is necessary to constitute a quorum to transact business at the special meeting. In the event a quorum is not present at the special meeting, we expect that the meeting will be adjourned or postponed in order to solicit additional proxies.

Vote Required. The vote on the Merger Agreement requires an affirmative vote of a majority of the shares entitled to vote. You may vote “FOR,” “AGAINST,” or “WITHHOLD” for the vote on the Merger Agreement. A “WITHHOLD” vote will be counted toward a quorum only.

Proxy

Shares of common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified on such proxies. Proxies that are properly executed but which do not contain voting instructions will be voted FOR the adoption of the Amended and Restated Articles of Incorporation.

Adjournment of Special Meeting. In the event that a quorum is not present at the time the special meeting is convened, we may adjourn the special meeting with or without a vote of the shareholders.

How to Revoke Your Proxy. The grant of a proxy on the enclosed proxy does not preclude you from voting in person at the special meeting. You may revoke a proxy at any time prior to its exercise by:

•	submitting, prior to the special meeting, to 620 W. Reinken Ave., Belen, New Mexico 87002, Attention: Henry Jaramillo, Jr., Chairman and Chief Executive Officer, a written notice of revocation bearing a later date or time than the revoked proxy;

•	completing, signing, and submitting a later dated proxy; or

•	attending the special meeting and voting in person.

Attendance at the special meeting will not by itself constitute revocation of a proxy – you must vote in person at the meeting.

Cost of Proxy Solicitation. The Company will bear the cost of solicitation of proxies from our shareholders and the cost of printing this document, and mailing it.

Agreement and Plan of Merger

At the special meeting, the shareholders will be asked to vote on the Merger Agreement, a copy of the Merger Agreement is set forth in Appendix A to the Proxy Statement-Prospectus included with the Notice of Special Meeting of Stockholders.

PROXY CARD

FOR THE SPECIAL MEETING OF SHAREHOLDERS OF NEW MEXICO FINANCIAL CORPORATION (“Company”) to be held on December 14, 2005, at 9:30 a.m. Mountain Standard Time, at the Ranchers Banks, 620 W. Reinken Ave., Belen, New Mexico 87002.

This Proxy is solicited by the Board of Directors of Company (“Board”). The Board recommends that you vote in favor of the Merger Agreement.

THE UNDERSIGNED HEREBY APPOINTS AS PROXY, Henry Jaramillo, Jr., Chairman and Chief Executive Officer of Company, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all of the stock of Company owned of record by the undersigned on November 2, 2005, at the special meeting of shareholders to be held on December 14, 2005, and at any postponement(s) or adjournment(s) thereof.

THIS PROXY REVOKES ALL PROXIES PREVIOUSLY GRANTED BY ME FOR ANY PURPOSE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER AGREEMENT.

TO APPROVE AND ADOPT THE MERGER AGREEMENT

☐ FOR	☐ AGAINST	☐ WITHHOLD

Sign below as your name appears on the label. If there is no label, sign your name as you normally sign your name and date your proxy.

	Date:	, 2005
Signature

Print Name

	Date:	, 2005
Signature of co-owner, if applicable

Print Name of co-owner, if applicable

When signing as attorney, executor, administrator, trustee or guardian, please sign title as such. If a corporation, please sign in full the corporation’s name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. If anyone other than the shareholder(s) named on the above label is signing the proxy, indicate the capacity in which you are signing.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. YOUR STOCK CANNOT BE VOTED UNLESS YOU VOTE IN PERSON AT THE SPECIAL MEETING OR YOU RETURN A SIGNED AND DATED PROXY CARD BY THE TIME OF VOTING AT THE SPECIAL MEETING.

IF YOU LOOSE THE ENCLOSED ENVELOPE, PLEASE MAIL YOUR PROXY CARD TO RANCHERS BANKS, ATTENTION: MS. DEBBIE LEE, 620 W. REINKEN AVE., BELEN, NEW MEXICO 87002. IF YOU HAVE ANY QUESTIONS ABOUT THE MERGER OR HOW TO SUBMIT YOUR PROXY CARD, PLEASE CONTACT HENRY JARAMILLO, JR. AT (505)-966-0400.